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                                                                     EXHIBIT 1.2
                         REGISTRATION RIGHTS AGREEMENT
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     REGISTRATION RIGHTS AGREEMENT dated as of _______, 2001 between The Bank of
New York Company, Inc., a New York corporation (the "Company"), and Merrill
Lynch International (the "Shareholder").

DEFINITIONS
          1.1.  Definitions.  The following terms, as used herein, have the
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following meanings:

          "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York are authorized by law to close.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" means the Company's Common Stock, par value $7.50 per share.

          "Prospectus" shall mean the prospectus that is a part of the Shelf Registration Statement at all times after the effective date of the Shelf Registration Statement, as the same may be amended.

          "Purchase Agreement" means the Purchase Agreement between the Company and the Shareholder dated as of January 2, 2001.

          "Person" means an individual, a corporation, a partnership, limited liability company, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

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          "Registrable Securities" means all shares of Common Stock delivered by the Company to the Shareholder pursuant to the Purchase Agreement.

          "Shelf Registration Statement" means the Shelf Registration Statement as defined in Section 2.1.

          "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

REGISTRATION RIGHTS

          2.1. Shelf Registration.  If the Company delivers Registrable
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Securities to the Shareholder, the Company covenants and agrees that as of the date of such delivery the Company shall have prepared and filed with the Commission a shelf registration statement (as amended and supplemented from time to time, the "Shelf Registration Statement") relating to the Registrable Securities in accordance with Rule 415 under the 1933 Act and, to the extent the Shelf Registration Statement has not theretofore been declared effective, the Company shall cause such Shelf Registration Statement to be declared effective no later than the Final Settlement Date (as defined in the Purchase Agreement) and to keep such Shelf Registration Statement continuously effective and in compliance with the 1933 Act and usable for resale of such Registrable Securities, for a period from the date on which the Commission declares such Shelf Registration Statement effective until the second anniversary of the Final Settlement Date.

     If the Shareholder so elects, an offering may be in the form of an underwritten offering, in which event the Shareholder shall have the right to act as the Underwriter.

REGISTRATION PROCEDURES; INDEMNIFICATION

          3.1. In connection with any registration statement that includes Registrable Securities:

     (a) The Company will notify the Shareholder, immediately, and confirm the notice in writing, (i) when the Shelf

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Registration Statement, or any post-effective amendment to the Shelf
Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission to amend the Shelf Registration Statement or amend or supplement the Prospectus or for additional information after the Shelf Registration Statement shall have become effective, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes and (iv) of the existence of any fact that results in the Shelf Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

     (b) The Company will use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

     (c) The Company will furnish to the Shareholder, without charge, as many signed copies of the Shelf Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Shelf Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, prospectus supplements, and signed copies of all consents and certificates of experts, as the Shareholder may reasonably request. The Company will deliver to the Shareholder, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as the Shareholder or agent may reasonably request.

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     (d) The Company will comply with the 1933 Act and the rules and regulations of the Commission thereunder, and the 1934 Act and the rules and regulations of the Commission thereunder so as to permit the completion of the distribution of the Registrable Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus.

     (e) The Company will use best efforts, in cooperation with the Shareholder, to qualify the Registrable Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Shareholder, may designate; provided, however, that the Company shall not be obligated to qualify the Registrable Securities for offering and sale under the applicable securities laws of such states and other jurisdictions where the Company will be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a broker or dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registrable Securities have been qualified as above provided.

     (f) The Company will use best efforts to effect the listing of the Registrable Securities covered by a Shelf Registration Statement on each securities exchange on which the Company's Common Stock is then listed.

     (g) The Company will enter into such customary agreements, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registrable Securities.

     (h) The Company will pay and bear all costs and expenses incident to the performance of its obligations in connection with the Shelf Registration Statement, including, without limitation: (i) the preparation, printing and filing of the Shelf Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and
the Prospectus and any amendments or supplements   thereto, and the cost of
furnishing copies

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thereof to the Shareholder; (ii) the preparation, printing and distribution certificates representing the Registrable Securities and other documents relating to the performance of and compliance with this Agreement by the Company; (iii) the fees and disbursements of the Company's counsel and accountants; (iv) the qualification of the Registrable Securities under applicable securities laws and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing; (v) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Securities on any securities exchange; and (vi) the reasonable fees and disbursements of one counsel to review the Shelf Registration Statement on behalf of the Shareholder.

     (i) Upon the request of the Shareholder or if required by the rules, regulations or instructions applicable to the registration form used by the Company, or by the 1933 Act in connection with the offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company will prepare a prospectus supplement that complies with the 1933 Act and the rules and regulations of the Commission thereunder and that sets forth the aggregate amount of the Registrable Securities being sold, the price at which the Registrable Securities are to be sold, any discounts, commissions or other items constituting compensation, and such other information as the Shareholder and the Company deem appropriate in connection with the offering of the Registrable Securities prior to its being used or filed with the Commission.

     (j) The Company will furnish to the Shareholder a signed counterpart, addressed to the Shareholder, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Shareholder reasonably requests.

     (k) The Company agrees to indemnify and hold harmless the Shareholder (in its capacity as such and it capacity as Underwriter), together with all officers, directors, agents,

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employees of the Shareholder and each Person, if any, who controls the
Shareholder within the meaning of Section 15 of the 1933 Act as follows:

     (i) against any and all loss, liability, claim, damage, joint or several, and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading or arising out of an untrue statement of a material fact included in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (ii) against any and all loss, liability, claim, damage, joint or several, and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or of any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

     (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the Shareholder, reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is

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           not paid under subparagraph (i) or (ii) above; provided, however,
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           that the indemnity agreement contained in this Section 3.1(k) does not apply to any loss, liability, claim, damage or expense of the Shareholder to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Shareholder expressly for use in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (l) The Shareholder agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed a Shelf Registration Statement and each Person, if any, who controls the Company and any other selling holder within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 3.1(k), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Shareholder expressly for use in the Shelf Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (m) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Sections 3.1(k) and (l) is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, as between the Company, on the one hand, and the Shareholder, on the other hand, the Company and the Shareholder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and the Shareholder, as

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incurred, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Shareholder on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Shareholder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Shareholder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 3.1(n) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 3.1(n). The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 3.1(n) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigation, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     (n) The indemnity and contribution agreements contained in this Section 3.1 shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the Shareholder or the Company or controlling person, or
(iii) the consummation of the sale or successive resales of the Registrable Securities.

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MISCELLANEOUS

          4.1. Participation in Underwritten Registrations. No Person may
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participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

          4.2. Notices. All notices, requests and other communications to either
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party hereunder shall be in writing (including telecopy or similar writing) and shall be given,

          if to the Company, to:

          The Bank of New York Company, Inc.
          One Wall Street
          New York, NY 10286
          Attention:  Bruce Van Saun

          Telecopy No.: (212) 635-1121

          With a copy to:

          The Bank of New York Company, Inc.
          One Wall Street
          New York, NY 10286
          Attention:  General Counsel

          Telecopy No.:  (212) 635-1698

          if to the Shareholder, to:

          Merrill Lynch International
          Ropemaker Place
          25 Ropemaker Street
          London EC2Y 9LY

          with a copy to:

          Peter T. Simor, Esq.
          Brown & Wood LLP
          One World Trade Center
          New York, New York  10048
          Telecopy:  (212) 839-5599

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or such other address or telecopier number as such party may hereafter specify for the purpose by notice to the other party hereto. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 4.2.

          4.3. Amendments; No Waivers.
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          (a)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Shareholder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          4.4. Successors and Assigns.  The provisions of this Agreement shall
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be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

          4.5. Counterparts; Effectiveness.  This Agreement may be signed in
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any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

          4.6. Entire Agreement.  This Agreement constitutes the entire
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agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect thereto.

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No representation, inducement, promise, understanding, condition or warranty not set forth herein or therein has been made or relied upon by any of the parties hereto.

          4.7. Governing Law.  This Agreement shall be construed in accordance
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with and governed by the laws of the State of New York, without regard to the conflicts of law rules of such state.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              THE BANK OF NEW YORK COMPANY, INC.



                              By:____________________________
                              Name:
                              Title:

                              MERRILL LYNCH INTERNATIONAL



                              By:____________________________
                              Name:
                              Title:

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